Exhibit 10.4

CONTRIBUTION AGREEMENT

BETWEEN

            MANAGEMENT, LLC

AND

WHEELER REAL ESTATE INVESTMENT TRUST, L.P.,

DATE: AS OF             , 2012

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the             day of             , 2012 (the “Effective Date”) by and between             , MANAGEMENT, LLC, a Virginia limited liability company, (the “Contributor”) and WHEELER REAL ESTATE INVESTMENT TRUST, L.P., a Virginia limited partnership (or its assignee pursuant to Section 9.1) (the “Operating Partnership”).

RECITALS

A. The Operating Partnership has been formed by Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “REIT”), for purposes of acquiring, owning, managing, selling, financing, leasing and operating real properties and related investments.

B. The REIT and the Operating Partnership are affiliates of the Contributor.

C. The REIT and the Operating Partnership desire to acquire, in this transaction and a series of related transactions occurring contemporaneously with the transactions contemplated by this Agreement (“Related Acquisitions”), approximately nine (9) distinct real properties owned or controlled by affiliates of the Contributor.

D. Contemporaneously with the closing of the transactions contemplated hereby, the REIT intends to consummate an initial public offering of shares of its common stock, the proceeds of which will be used, in part, to acquire partnership interests in the Operating Partnership, which will then use such proceeds, in part, to satisfy certain obligations of the Operating Partnership pursuant to this Agreement and the Related Acquisitions.

E. Contributor owns [ten percent (10%)] of the membership interests (the “Membership Interests”) of the limited liability company organized in Virginia and known as             , LLC (the “Company”), and is the sole managing member of the Company (in such capacity, the “Company Manager”).

F. The Company is the owner of [a shopping center located at             , consisting of the land (the “Land”) described on Exhibit A attached hereto and incorporated herein by this reference, a one story             square foot building] (the “Building”), and certain other improvements (the “Improvements;” the Land, Building, and Improvements are referred to below as the “Real Property”).

G. The Building is occupied by certain tenants pursuant to the leases or other occupancy agreements (collectively, the “Leases”), copies of all of which have been delivered to the Operating Partnership, pursuant to which the Company is holding certain security deposits (the “Security Deposits”) and the tenants are obligated to make payment of rent and other charges (together, the “Rents”).

H. The Company has entered into certain service contracts and agreements (collectively, the “Contracts”) copies of which have been delivered to the Operating Partnership, relating to the upkeep, repair, maintenance, leasing, management and operation of the Real Property.

I. The Company has been issued certain warranties and guaranties (together, the “Warranties”) copies of which have been delivered to the Operating Partnership.

J. There exist certain permits, licenses, approvals and authorizations issued by governmental authorities and certain trademarks and trade names owned by the Company with respect to the Real Property (the “Intangibles”). The term “Property” shall mean the Real Property, the Leases, the Rents, the Security Deposits and the Intangibles.

K. Contributor has agreed to contribute to the Operating Partnership, and the Operating Partnership has agreed to acquire, the Membership Interests for the consideration and upon the terms set forth in this Agreement.

AGREEMENT

ARTICLE 1

CONTRIBUTION

Section 1.1. Contribution. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as defined in Section 4.1), Contributor agrees to contribute, set over, sell, assign, and transfer to the Operating Partnership, and the Operating Partnership agrees to assume, acquire and accept from Contributor, the Membership Interests comprising [ten percent (10%)] of the ownership interests in the Company representing all of Contributor’s ownership interests in the Company.

Section 1.2. Consideration. (a) In consideration for the Membership Interests contributed to the Operating Partnership hereunder, the Operating Partnership shall, subject to the provisions of subsection (b) below: issue to Contributor that number of limited partner interests in the Operating Partnership (“Units”) equal to (x) such Contributor’s Sale Percentage (as defined below) in the Company multiplied by (y) the Company Valuation (as defined below) divided by (z) the per share issuance price of the REIT’s common stock in its contemplated initial public offering. “Sale Percentage” means the percentage of net proceeds that would be distributed to Contributor in its capacity as a member of the Company, in accordance with the Company’s operating agreement as in effect immediately prior to Closing, upon the sale of all or substantially all of the Company’s assets for an amount equal to the Company Valuation. “Company Valuation” means the aggregate purchase price for 100% of the Membership Interests in the Company, which shall be $            plus or minus the adjustments and pro-rations set forth in this Agreement. The Company Valuation has been determined by dividing the Company’s projected “Net Operating Income” for the calendar year 2011 by the capitalization rate of     %. For the purposes of this Agreement, “Net Operating Income” means net income before depreciation, amortization, debt service and nonrecurring items. The Units issued to Contributor pursuant to this Agreement shall be subject to a restriction that any common stock in the REIT for which the Units may be exchanged may not be sold or otherwise transferred until after the adjustment pursuant to subsection (b), if any, is made.

(b) The number of Units issued as consideration for the Membership Interests shall be recalculated by determining the Company Valuation using the formula described in subsection (a) above (including the per share issuance price of the REIT’s initial public offering of its common stock) following the end of the calendar year 2012. The recalculation (the “Recalculation”) shall be based on the Company’s Net Operating Income for such year as reflected in the Operating Partnership’s audited financial statements for such year. If the number of Units determined by the Recalculation is more than the number of Units issued to Contributor pursuant to subsection (a) above, then the Operating Partnership shall issue additional Units to Contributor equal to the sum of (i) the difference between (A) the number of Units determined by the Recalculation and (B) the number of Units issued to Contributor at Closing and (ii) the product determined by multiplying the number of additional Units determined in clause (i) of this sentence by the total distributions per Unit made by the Operating Partnership (including dividends the record date for which has occurred but which have not been paid) during the period beginning on the date of the Closing and ending on the day of issuance of the additional Units. Conversely, if the number of Units determined by the Recalculation is less than the number of Units determined pursuant to subsection (a) above, then Contributor shall forfeit to the Operating Partnership the number of Units equal to the sum of (i) the difference between (A) the number of Units issued to Contributor at Closing and (B) the number of Units determined by the Recalculation and (ii) the product determined by multiplying the number of Units to be forfeited pursuant to clause (i) of this sentence by the total distributions per Unit made by the Operating Partnership (including dividends the record date for which has occurred but which have not been paid) during the period beginning on the date of the Closing and ending on the day of the forfeiture of such Units. Such issuance or forfeiture, as the case may be, shall occur automatically and without notice or consent of any person, and each officer of the Operating Partnership shall be authorized to update the books and records of the Operating Partnership to reflect such issuance or forfeiture with immediate effect.

Section 1.3. Method of Payment. The consideration described in Section 1.2 shall be issued at “Closing” (defined below) to the Contributor.

Section 1.4. Other Contributors. The parties acknowledge and agree that the Operating Partnership intends to acquire, pursuant to separate Contribution and Subscription Agreements, the ownership interests of some or all of the other members of the Company. The obligations of the parties set forth in this Agreement are separate from such other agreements, and the transactions contemplated by this Agreement are not subject to the acquisition by the Operating Partnership of any or all of the other ownership interests in the Company. The Company Manager consents to the contribution or sale by the other members of the Company of their ownership interests in the Company to the Operating Partnership on the terms and conditions set forth in the Operating Partnership’s Contribution and Subscription Agreement, the form of which has been provided to the Company Manager for review.

ARTICLE 2

TITLE AND SURVEY

Section 2.1. Title, Survey and Zoning Objections.

(a) On or after the Effective Date, the Operating Partnership may request             or an agent thereof (the “Title Company”) to issue its commitment (the “Title Commitment”) to issue an endorsement (the “Endorsement”) to update the Company’s title insurance policy (LTIC Policy No. A82-0368841) (the “Existing Title Policy”) for the Real Property to the “Closing Date” (defined below) and may engage a licensed surveyor to prepare an ALTA/ACSM survey of the Real Property (the “Survey”). No later than 5:00 p.m. Virginia Beach, Virginia local time on the                     (            ) day after the Effective Date (the “Approval Date”) (with the period from the Effective Date to the Approval Date referred to herein as the “Due Diligence Period”), the Operating Partnership shall have the right to notify the Company Manager in writing of its objection to any matters disclosed by the Title Commitment or the Survey or any other matters of record but excluding any “Permitted Exceptions” (defined below) (collectively, the “Title Objections”). Upon receipt of any such timely written notice of Title Objections from the Operating Partnership, the Company Manager may, but shall not be obligated to, cure the Title Objections on or before the Closing Date. The Company Manager shall notify the Operating Partnership in writing within three (3) days of receiving the Title Objections as to its decision to either cure or not cure the Title Objections. In the event the Operating Partnership fails to deliver a notice of any Title Objections by the end of the Due Diligence Period, the Operating Partnership shall be conclusively deemed to have waived and accepted any and all matters which are of record as of the effective date of the Title Commitment, including exceptions listed in the Title Commitment or the Existing Policy, and matters that would be disclosed by a physical survey. If the Company Manager fails to respond to the Operating Partnership’s written notice of any Title Objections within the 3-day time frame described above, the Company Manager shall be conclusively deemed to have elected to cure or satisfy the Title Objections (or have the Company do the same).

(i) If Contributor elects by notice not to cure any Title Objection, then the Operating Partnership’s sole right and remedy shall be, on the terms and conditions set forth below, either: (x) to elect not to purchase the Property, in which event this Agreement shall be terminated; or (y) to complete the transactions contemplated hereby in accordance with this Agreement subject to such Title Objection without reduction in or abatement of the Purchase Price.

(ii) The Operating Partnership shall exercise its options pursuant to clause (x) of Section 2.1(a)(i) above by written notice given to and received by the Company Manager within five (5) business days after the receipt by the Operating Partnership of the Company Manager’s notice that the Company Manager will not cure the Title Objections. If the Operating Partnership shall fail to send a written notice to the Company Manager exercising the Operating Partnership’s option set forth under clause (x) of Sections 2.1(a)(i) within the applicable period, then the Operating Partnership shall conclusively be deemed to have exercised the option set forth in clause (y) of Section 2.1(a)(i) above.

Section 2.2. Permitted Exceptions. For purposes of this Agreement, the term “Permitted Exceptions” shall mean all title and survey matters pertaining to the Property which: (i) are of record or would be disclosed by an accurate physical survey as of the date of the Title

Commitment and/or Survey and are not the subject of a Title Objection made by the Operating Partnership pursuant to this ARTICLE 2, or (ii) constitute Title Objections made by the Operating Partnership which the Company Manager has elected not to cure (or have caused the Title Company to endorse or insure over), and which the Operating Partnership has elected (or is deemed to have elected) to accept pursuant to this ARTICLE II, (iii) are the Leases, (iv) are the Loan Documents, and (v) are otherwise expressly stated in this Agreement as being Permitted Exceptions.

Section 2.3. Transfer of Membership Interests. At Closing, Contributor shall contribute, set over, assign and transfer to the Operating Partnership, and the Operating Partnership shall accept, the Membership Interests, whether represented by certificates or otherwise, by execution and delivery of the “Transfer Power” (as defined in Section 4.2 below) from Contributor to the Operating Partnership.

ARTICLE 3

DUE DILIGENCE INVESTIGATION; ACCESS

Section 3.1. Delivery of Due Diligence Documents.

The Operating Partnership acknowledges that prior to the Effective Date, the Company has delivered to it copies of the documents set forth on Exhibit B (collectively the “Due Diligence Documents”). In addition to the foregoing, (1) the Operating Partnership shall have the right to interview tenants on the Property upon the giving of notice thereof to the Company Manager who shall have an opportunity to be present, and (2) the Company Manager hereby agrees to promptly deliver or make available to the Operating Partnership any other documents relating to the Property reasonably requested by the Operating Partnership.

Section 3.2. Access. Company Manager agrees to cause the Company to provide the Operating Partnership access to the Property following the Effective Date for the purpose of performing, at the Operating Partnership’s sole cost and expense, studies, appraisals, physical inspections, investigations and any tests on the Property deemed necessary by the Operating Partnership (the “Tests”) provided that such Tests shall be conducted in a manner so as to not disturb or unreasonably interfere with the current use of the Property. Upon completion of such Tests, the Operating Partnership agrees at its sole cost to restore the Property to substantially the condition it was in immediately prior to such Tests. The Operating Partnership shall indemnify, defend (with counsel reasonably satisfactory to the Company Manager), protect, and hold the Company harmless from and against any and all liability, loss, cost, damage, or expense (including, without limitation, reasonable, actual attorney’s fees and costs) which the Company may sustain or incur by reason of or in connection with any Tests made by the Operating Partnership or the Operating Partnership’s agents or contractors relating to or in connection with the Property, or entries by the Operating Partnership or its agents or contractors onto the Property. The Company shall be a third party beneficiary of the Operating Partnership’s obligations under this Section 3.3.

ARTICLE 4

CLOSING; CLOSING ADJUSTMENTS AND COSTS; CONDITIONS

Section 4.1. Time and Place. The consummation of the transactions contemplated hereby (the “Closing”) shall be held at the offices of the Operating Partnership’s counsel on a date determined by the Operating Partnership not earlier than January 3, 2012, and not later than April 1, 2012 (the “Closing Date”). At the Closing, Contributor, the Company Manager and the Operating Partnership shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

Section 4.2. (a) Contributor’s Obligations at Closing. At or prior to Closing, Contributor shall execute (or cause the execution of) and deliver the following to the Operating Partnership (the “Contributor’s Closing Documents”):

(i) a duly executed Consent and Election (“Consent and Election”) in the form attached hereto and made a part hereof as Exhibit C;

(ii) a duly executed Membership Interests Transfer Power (the “Transfer Power”) in the form attached hereto and made a part hereof as Exhibit D; and

(iii) a duly executed Subscription Agreement (“Subscription Agreement”) in the form attached hereto and made a part hereof as Exhibit E.

(b) Company Manager’s Obligations at Closing. At or prior to Closing, the Company Manager shall execute (or consent to the execution of) and deliver the following to the Operating Partnership (the “Company Manager’s Closing Documents”):

(i) a resolution (or other documentation) evidencing the authority of the Company Manager to consummate the transactions contemplated herein and the authority of the signatory to this Agreement and the Related Documents to enter into this Agreement and the Related Documents by and on behalf of the Company Manager;

(ii) such additional documents as Title Company shall reasonably require to issue the Endorsement;

(iii) a certificate, dated as of the Closing Date and duly executed by the Company Manager, certifying: (i) that all of the representations and warranties of the Company Manager set forth in this Agreement (as modified by any revised Disclosure Schedule delivered by the Company Manager to the Operating Partnership) are true and accurate in all material respects as of the Closing Date; and (ii) the manner in which the information set forth in the various Schedules attached to this Agreement has changed as of the Closing Date, if applicable;

(iv) such documents as may be reasonably required by the Lender in issuing its approval to the transfer of the Membership Interests by Contributor to the Operating Partnership; and

(v) the Company’s minute books and records, together with true, correct and complete copies of the Company’s operating agreement and Articles of Organization certified by the Company Manager (“Organizational Documents”).

Section 4.3. The Operating Partnership’s Obligations at Closing. At the Closing, the Operating Partnership shall:

(a) Issue to Contributor the consideration described, and in the manner set forth, in Section 1.2, and pay any other fees, costs, expenses and amounts set forth as the Operating Partnership’s obligations in Section 4.4 and Section 4.5;

(b) deliver such additional documents as shall be reasonably required by the Title Company to issue the Endorsement; and

(c) deliver such documents as may be reasonably required by the Lender in issuing its approval of the Operating Partnership’s acquisition of the Membership Interests, if such approval is issued.

Section 4.4. Credits and Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Contributor and the Operating Partnership and shall be prorated (as applicable) based on the Contributor’s Sale Percentage and on a per diem basis as of 12:01 a.m. on the Closing Date:

(a) Rent. All rent (excluding tenant reimbursements for Operating Expenses (as defined in Section 4.4(b)) and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated as of the Closing. The Operating Partnership shall be credited with any rent and other revenue collected by the Company but applicable to any period of time after Closing. No adjustment to the Company Valuation shall be made for accounts receivable or promissory notes arising from delinquent rents.

(b) Operating Expenses. The Company, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Expenses”) in connection with the ownership, operation, maintenance and management of the Real Property. Contributor and the Operating Partnership shall each receive a debit or credit, as the case may be, for the difference between the tenants’ current account balances for Operating Expenses and amount of Operating Expenses reimbursable to the Company. The parties shall reasonably estimate Operating Expenses for the portion of the calendar year prior to the Closing Date if final bills are not available. Those Operating Expenses being paid directly by any tenant to the obligee shall not be prorated. Operating Expenses that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Contributor and the Operating Partnership on an accrual basis.

(c) Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority that are not yet due and payable shall not be prorated. Contributor shall receive a credit for any taxes and assessments paid by the Company and applicable to any period after the Closing.

(d) Final Prorations After Closing. If final prorations cannot be made at Closing for any item being prorated under this Section 4.4, then the Operating Partnership and Contributor agree to apportion such items in good faith between the Operating Partnership and Contributor as of Closing, and such determinations shall be final and binding on the parties absent fraud or mutual mistake of fact resulting in manifest error. Each party shall have reasonable access to, and the right to inspect the other party’s supporting documentation to confirm the prorations.

(e) Leasing Commissions and Cost of Tenant Finish. Except as otherwise expressly set forth herein, any Tenant Inducement Costs (as hereafter defined) and Leasing Commissions (as hereafter defined) (collectively, “Tenant Payment Obligations”) paid or incurred by the Company prior to the Effective Date shall, to the extent that the total amount exceeds the balance on the Closing Date of the reserve account maintained by the Lender for such costs, be paid by the Company at or prior to Closing or shall be applied to reduce the Company Valuation. Any Tenant Payment Obligations paid or incurred by the Company after the Effective Date and prior to Closing shall be the Operating Partnership’s obligation, provided the Operating Partnership approved such corresponding leases to the extent required under Section 5.2(b) hereof. If any Tenant Payment Obligations for which the Company is responsible for periods prior to the Effective Date are not due and payable until after the Closing Date, then, at Closing, the Operating Partnership shall assume the Tenant Payment Obligations and receive a credit against the Company Valuation in the amount that such Tenant Payment Obligations exceed the balance on the Closing Date of the reserve account maintained by the Lender for such costs For purposes hereof the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a lease to be paid by the landlord thereunder (including the cost of work to be performed by or on behalf of the landlord) to or for the benefit of the tenant thereunder, which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, and other work allowances, lease buyout costs, free rental periods, legal fees and expenses and moving allowances; and the term “Leasing Commissions” shall mean any leasing commission payable to any third party broker or affiliate of Contributor in connection with a lease for the existing term of any lease in effect on the Effective Date.

(f) Tenant Deposits. All tenant security deposits received by the Company or owing from tenants under the Leases (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall remain on deposit with the Company.

(g) Demand Deposit Accounts. No adjustment to the Company Valuation shall be made for any balance in the Company’s demand deposit account(s), which balance shall be not less than $5,000 in the aggregate in all such accounts.

(h) Reserves Held by Lender. No adjustment to the Company Valuation shall be made on account of any reserves held by the Lender for the benefit of the Company for the payment of real estate taxes, insurance, repairs and maintenance, replacements, tenant improvements, leasing commissions and the like.

Section 4.5. Transaction Taxes and Closing Costs.

(a) The Company, prior to Closing, shall pay for the following fees, costs and expenses:

(i) the fees of any counsel representing Contributor or the Company in connection with this transaction;

(ii) one-half of any escrow charges incurred hereunder; and

(iii) all other closing costs incurred by Contributor or the Company on Contributor’s behalf in connection with this transaction.

(b) The Operating Partnership shall pay the following fees, costs and expenses:

(i) the fees of any counsel representing the Operating Partnership in connection with this transaction;

(ii) all of the Lender’s Fees;

(iii)(A) the cost of the premium or other charges for the issuance by the Title Company of the Endorsement;

(iv) all costs and expenses incurred in connection with the preparation of the Surveys requested by the Operating Partnership;

(v) one-half of any escrow charges incurred hereunder; and

(vi) all other closing costs incurred by the Operating Partnership on the Operating Partnership’s behalf in connection with this transaction.

Section 4.6. Conditions Precedent to Obligation of the Operating Partnership. The obligation of the Operating Partnership to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the conditions set forth in this Section 4.6, any or all of which may be waived by the Operating Partnership, in writing, in its sole discretion. In the event any of the conditions set forth in this Section 4.6 are not satisfied on or before Closing and the Operating Partnership does not waive such condition, as provided in the previous sentence, then this Agreement shall terminate and no party shall have any further obligations to the other parties. In the event that the failure of a condition is due to a default by the Company Manager or Contributor, then the provisions of Section 6.2 shall apply.

(a) The Company Manager and Contributor shall have delivered to the Operating Partnership all of the items required to be delivered to the Operating Partnership pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2;

(b) The representations and warranties of the Company Manager and the Contributor contained in this Agreement (as the same may be modified from time to time as set forth in Section 5.4) shall have been true and correct in all material respects as of the Effective Date and shall be true and correct in all material respects as of the Closing Date;

(c) The Company Manager and Contributor shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by them as of the Closing Date;

(d) Title to the Property shall be in a condition as contemplated by Sections 2.1, 2.2 and 5.1(b)(xvi) hereof;

(e) The physical condition of the Real Property shall be substantially the same on the Closing Date as on the Effective Date, except for changes thereto which result from or are attributable to: (i) reasonable or normal wear and tear, (ii) the exercise by Contributor or the Operating Partnership of any of their respective rights or obligations under this Agreement, (iii) any acts done, suffered or caused by the Operating Partnership or any affiliate, contractor, officer, director, member, manager, employee, agent, representative, successor or assign thereof, (iv) any matter covered or addressed under Article 7, (v) any work, remodeling, alterations, improvements or repairs which is/are required or permitted to be done or furnished pursuant to the terms of any Lease and/or which is/are done in response to or as a result of an emergency situation with respect to the Property, (vi) any work required to be done under or pursuant to, or in any way related or incidental, to any Contract, and/or (vii) any work, remodeling, alterations, improvements or repairs to which the Operating Partnership has consented in writing, which consent may not be unreasonably withheld or delayed;

(f) The commercial lender holding the indebtedness secured by a deed of trust on the Real Property (“Lender”) shall have approved the contribution of the Membership Interests to the Operating Partnership and all of the conditions to such approval have been satisfied; and

(g) The Operating Partnership’s general partner, Wheeler Real Estate Investment Trust, Inc., shall have completed its public stock offering on terms acceptable to it.

Section 4.7. Conditions Precedent to Obligation of Contributor. The obligation of the Company Manager and Contributor to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by the Company Manager or Contributor, as applicable, in its sole discretion:

(a) Company Manager shall have received the Company Valuation as adjusted as provided herein for and on behalf of all members of the Company tendering their ownership interests, for further distribution thereto;

(b) The Operating Partnership shall have delivered to the Company Manager all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3;

(c) All of the representations and warranties of the Operating Partnership contained in this Agreement shall have been true and correct in all material respects as of the Effective Date and shall be true and correct in all material respects as of the Closing Date;

(d) The Operating Partnership shall have performed and observed all covenants and agreements of this Agreement to be performed and observed by the Operating Partnership as of the Closing Date; and

(e) The Lender shall have approved the transactions contemplated hereby and all of the conditions to such approval shall have been satisfied.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1. Representations and Warranties of Contributor.

(a) Contributor and the Company Manager hereby make the following representations and warranties to the Operating Partnership as of the Effective Date each of which representations and warranties is subject to the exceptions thereto (if any) set forth on Schedule 1 attached hereto and made a part hereof (as the same may be revised and/or updated from time to time pursuant to Section 5.4 the “Disclosure Schedule”), and the other terms and provisions of this Agreement:

(i) Organization and Authority. Each of Contributor and the Company has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Contributor has the full right and authority to enter into this Agreement and to transfer the Membership Interests and to consummate or cause to be consummated the transactions contemplated by this Agreement. The persons signing this Agreement on behalf of Contributor are authorized to do so.

(ii) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing organizational documents or agreements, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Company (excluding the Loan Documents).

(iii) Agreement Binding. This Agreement constitutes a legal, valid and binding obligation of Contributor enforceable against Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity). All Related Documents executed by Contributor at or in connection with the Closing will be duly authorized, executed, and delivered by Contributor, are or at the Closing will be legal, valid, and binding obligations of Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity) and do not violate any provisions of any agreement to which either Contributor or the Company is a party or to which it is subject (excluding the Loan Documents). The term “Related Documents” shall mean any document or instrument executed and/or delivered by Contributor or the Company in connection with or pursuant to the Closing of the transaction contemplated by this Agreement including, without limitation, the Transfer Power.

(iv) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Contributor have been obtained or will be obtained on or before the Closing Date.

(v) Ownership. (A) Contributor is the owner of the Membership Interests to be conveyed hereby, free and clear of all liens and encumbrances, and has not pledged, collaterally assigned, hypothecated or otherwise encumbered all or any portion thereof, (B) no understanding, agreement (either express or implied), or reasonable expectancy of agreement with respect to the sale or transfer of such Membership Interests or sale, lease or other transfer of the Property exists between Contributor and any third party other than those leases provided to the Operating Partnership pursuant to Section 3.1 hereof, and (C) there are no (x) outstanding or authorized options, warrants, or convertible securities relating to such Membership Interests or (y) other rights, agreements, arrangements or commitments of any character relating to such Membership Interests that would be binding on the Operating Partnership as the successor owner thereof or would encumber such Membership Interests.

(b) Representations and Warranties of the Company Manager. The Company Manager hereby makes the following representations and warranties with respect to the Company and the Property as of the Effective Date:

(i) Leases. There are no Leases at the Real Property other than those copies of which have been delivered to the Operating Partnership. The Company Manager has heretofore delivered to the Operating Partnership true and complete copies of all of the material documents which comprise the Leases (and any material amendments thereto). There are no other understandings, oral or written, between the Company or any of the tenants with respect to the Leases. The Company Manager has disclosed to the Operating Partnership all defaults, if any, under any of the Leases and the existence of any written notice declaring a default by landlord or tenant under any of the Leases (which has not otherwise been cured). Except as set forth in the Leases or as otherwise disclosed to the Operating Partnership, there are no agreements with respect to any leased space allowing the tenant any concession, reduction or abatement of rent, or allowing the payment of any rent other than in cash; the security deposits thereunder have not been pledged or assigned by the landlord to any third party other than in connection with the Existing Indebtedness; no rentals or other payments for periods in excess of one month have been received under any lease except as reflected on the rent roll delivered to the Operating Partnership; and there are no tenant leases or any other document or instrument which give any tenant the right to purchase the Property or any part thereof.

(ii) Contracts. There are no other Contracts other than those copies of which have been delivered to the Operating Partnership. The Company Manager has heretofore delivered to the Operating Partnership true and complete copies of all of the material documents which comprise the Contracts (and any material amendments thereto). There are no other understandings, oral or written, between the Company and any of the other parties to the Contracts with respect to the Contracts, except to the extent disclosed to the Operating Partnership. Except as has been disclosed to the Operating Partnership, the Company Manager is not aware of any default under any of the Contracts and has not received nor delivered a written notice declaring a default under any of the Contracts (which has not otherwise been cured).

(iii) Oral Agreements. No oral agreement has been entered into with any person or entity relating to or connected with the ownership, construction, use, operation, maintenance or condition of the Property which would be binding upon the Operating Partnership at or subsequent to the Closing.

(iv) Environmental. To the best of the Company Manager’s actual knowledge, (i) the Real Property is not presently being used, or has ever been used, for the storage or disposal of any hazardous or toxic waste or as a dump site for hazardous or toxic waste, (ii) the Real Property has not been affected by the presence of, and there is not present, oil, hazardous waste, toxic substances or other pollutants or materials in violation of any local, state or federal law or regulation, (iii) there is no soil condition adversely affecting the Real Property, and (iv) there are no underground storage tanks on or under the Real Property, nor have underground storage tanks been removed from the Real Property during the Company’s ownership of the Property.

(v) No Pending Actions. Neither the Company Manager nor the Company has received any written notice of: (A) any pending (and to the Company Manager’s knowledge there is no threatened) action, suit, arbitration, unsatisfied order or judgment relating to the Real Property or the Membership Interests; or (B) any government investigation or proceeding pending against the Company or the Real Property; or (C) any pending (or to the Company Manager’s knowledge, threatened) condemnation, taking or eminent domain proceedings against the Real Property.

(vi) Certificates of Occupancy and Use. All required certificates of occupancy for the Real Property or any portion thereof have been issued and are in full force and effect. The use being made of the Real Property complies with all such certificates of occupancy.

(vii) No Violations. Neither the Company Manager nor the Company has received written notice of any material violations of any laws enacted by any federal, state, local or other governmental agency or regulatory body with respect to the Real Property which remain uncured and could materially and adversely affect the use and operation or the value of the Real Property or materially and adversely interfere with the consummation of the transaction contemplated by this Agreement.

(viii) Insurance. Neither the Company Manager nor the Company has received any written notice from any insurance company which has issued a policy with respect to the Property requesting performance of any structural or other major repairs or alterations to any of the Property which has not been complied with. Neither the Company Manager nor the

Company has received from any insurance company presently insuring the Property any notice of cancellation of any policy or of a material increase in the current premium of any policy. The Company Manager agrees to cause the Company to keep present coverages in full force and effect, and to pay the premiums thereon, until the date of Closing.

(ix) Bankruptcy. Neither the Company Manager nor the Company has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.

(x) Commitments. Neither the Company Manager nor the Company has made, and prior to Closing hereunder shall not make, any commitments to any government authority or agency, utility company, or to any other organization, group or person relating to the Real Property that would impose on the Company or the Real Property (or any future owner thereof) the obligation to make on or after the Closing any contributions of money, dedication of land or grants of easements, rights-of-way or other things, or to construct, install or maintain any improvements, public or private, on or off the Real Property.

(xi) No Termination of Utilities. Neither the Company Manager nor the Company has received any written notice of the termination or impairment of the furnishing of services to the Property or any component thereof of water, sewer, gas (if any), electric, telephone, drainage and other such utility services.

(xii) Employees. Neither the Company Manager nor the Company has entered into any employment contracts or labor union contracts and has not established any retirement, health insurance, vacation, pension, profit sharing or other benefit plans relating to the operation or maintenance of the Real Property (or any component thereof) for which the Operating Partnership shall have any liability or obligation. Neither the Company Manager nor the Company has any employees at the Property or any component thereof. As of the Closing Date, there shall be no employees of the Company Manager or the Company working at the Property (or any component thereof).

(xiii) Existing Indebtedness. The Loan Documents described on Exhibit F hereto and made a part hereof (i.e., the “Loan Documents” and the funds disbursed thereunder, the “Loan”), are the only documents or agreements relating to the Existing Indebtedness to which the Company or the Property shall be bound after the Closing (subject to such modifications or amendments as may be required by the Lender prior to the closing). There are no amendments or modifications (written, oral, by course of conduct or otherwise) to the Loan Documents other than as described on Exhibit F.

The Loan was originated by Lender. The original principal amount of the Loan to the Company under the Loan Documents was $            . The current amount of principal outstanding under the Loan Documents as of November 30, 2011 is $            . The annual rate of interest throughout the remaining term of the Loan is     %. All payments required to be made under the Loan Documents to date have been made and will be made as of the Closing Date. There are no other fees, expenses or other amounts due to the Lender as of the date hereof (other than fees which may be imposed after the date of execution of this Agreement in connection with the transfer of the Membership Interests to the Operating Partnership and which shall be payable by the Operating Partnership in accordance with Section 4.5(b) hereof).

Neither the Company nor, to the best of the Company Manager’s knowledge, the Lender is in default under the Loan Documents. There are no other obligations of the Company to the Lender except as set forth in writing in the Loan Documents. No controversy, claim, dispute or disagreement exists between the parties to the Loan Documents. No event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any of the Loan Documents which has not been cured. The Loan Documents are in full force and effect. There are no reserves held by the Lender, except as set forth on the Disclosure Schedule.

The Loan Documents shall not be further extended, modified or amended prior to Closing (except as may be required by the Lender in connection with the transfer of the Membership Interests to the Operating Partnership). There is no pending or, to the Company Manager’s knowledge, threatened, litigation, proceeding or investigation relating to the Loan Documents.

(xiv) Tax Matters. All Returns required to be filed by or on behalf of Contributor on or before the Closing Date with respect to the Property have been duly filed on a timely basis, (ii) such Returns are true, complete and correct in all material respects, (iii) all Taxes which were shown to be due on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iv) no other Taxes are payable by Contributor relating to the Property with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date. There are no liens for Taxes (other than for Taxes not yet due and payable) upon the Property. None of the Leases provides for rent payments that are based on profits or net income of the tenant thereunder of any other person. None of the Leases provides for the rental of personal property that represents more than 15% of the value of the total real property and personal property leased to such tenant under such Lease. For purposes hereof, (i) “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties; and (ii) “Taxes” shall mean all taxes and other governmental fees, charges or assessments, however denominated, whether due and payable or not yet due and payable, including any interest, penalties or other additions to tax, whether due and payable or not yet due and payable in respect thereof, imposed by any governmental entity.

(xv) Encumbrances on Property. At Closing, the Company shall own all of the Property, free of all encumbrances and liens for any “Financial Obligations”, subject only to the Permitted Exceptions. As used herein, “Financial Obligations” means obligations for (i) loans and borrowed money other than the Existing Indebtedness, (ii) payments or distributions of any kind owed by the Company to the Contributor or any of the Company’s members, (iii) goods and services provided to the Company and other trade debt relating to same incurred by the Company prior to Closing, (iv) payments due under any contracts to which the Company is a party, (v) judgments against the Company entered prior to Closing, (vi) charges for any work performed on the Real Property prior to Closing or (vii) tax liens against the Property.

(xvi) The Company’s Financial Obligations. At Closing, the Company will have no Financial Obligations whatsoever, except (i) amounts due for periods after Closing under the Contracts, (ii) routine obligations for operating expenses arising prior to Closing for which a bill or invoice has not been received, (iii) Financial Obligations being contested in good faith by the Company, and (iv) amounts due under the Contracts or, operating expenses or outstanding trade debt for which the Operating Partnership has been given a credit for at Closing.

(xvii) Organizational Documents. The Organizational Documents are true, correct and complete copies thereof and are in full force and effect.

(xviii) Completeness and Accuracy. To the Company Manager’s knowledge, the documents delivered by the Company Manager to the Operating Partnership pursuant to Section 3.1 are true, accurate and complete.

Section 5.2. Covenants of Contributor. The Company Manager hereby covenants with the Operating Partnership as follows:

(a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, the Company Manager shall cause the Company to use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which the Company has operated and maintained the Property prior to the date hereof.

(b) Except as provided below, a copy of any amendment, renewal or expansion of any existing Lease or any new lease (collectively, the “New Leases” and individually “New Lease”) which the Company intends to execute between the Effective Date and the Closing Date will be submitted to the Operating Partnership. The Operating Partnership shall have the right to approve (in its sole and absolute discretion) any such New Lease which the Company desires to enter into between the Approval Date and the Closing Date. With respect to any such New Lease which the Operating Partnership has the right to approve, the Operating Partnership shall notify the Company Manager in writing within five (5) business days (“New Lease Approval Period”) after its receipt thereof (and any additional information reasonably requested by the Operating Partnership from the Company Manager relating to any of the New Leases) of either its approval or disapproval thereof. In the event the Operating Partnership notifies the Company Manager in writing within the New Lease Approval Period that the Operating Partnership does not approve any such New Lease, then the Company Manager shall cause the Company not to enter into such New Lease. In the event the Operating Partnership fails to notify the Company Manager in writing of its approval or disapproval within the New Lease Approval Period, the Operating Partnership shall be deemed to have approved any such New Lease. At Closing, unless otherwise provided herein, all Tenant Payment Obligations related to the New Leases (collectively, the “New Lease Costs”) shall be added to the Company Valuation to the extent such New Lease Costs are incurred and paid by the Company prior to the Closing. At Closing, all unpaid Tenant Payment Obligations incurred in connection with the Leases (other than the New Lease Costs) which have accrued prior to Closing shall be handled in accordance with the terms of Section 4.4(e) hereof. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall prohibit the Company from doing any of the following: (i) entering into month-to-month leases with existing tenants of the Property, or (ii) complying with any of the obligations of the landlord under the Leases.

(c) Except as provided below, a copy of any amendment or renewal of any Contract or any new Contract (collectively, the “New Contracts” and individually “New Contract”) which the Company intends to execute between the Effective Date and the Closing Date will be submitted to the Operating Partnership. The Operating Partnership shall have the right to approve any such New Contract which the Company intends to enter into between the Approval Date and the Closing Date. With respect to any such New Contract which the Operating Partnership has the right to approve, the Operating Partnership shall notify the Company Manager in writing within five (5) business days (“New Contract Approval Period”) after its receipt thereof (and any additional information reasonably requested by the Operating Partnership from the Company Manager relating to any of the New Contracts) of either its approval or disapproval thereof. In the event the Operating Partnership notifies the Company Manager in writing within the New Contract Approval Period that the Operating Partnership does not approve any such New Contract, then the Company Manager shall cause the Company not to enter into such New Contract. In the event the Operating Partnership fails to notify the Company Manager in writing of its approval or disapproval within the New Contract Approval Period, the Operating Partnership shall be deemed to have approved any such New Contract. Notwithstanding the foregoing, nothing contained in this Section 5.2(c) or elsewhere this Agreement shall prohibit the Company from entering into any Contract which either expires on or before the Closing Date or is terminable upon no more than thirty (30) days written notice from the Company Manager to the other party to such Contract.

(d) From the Effective Date hereof until the Closing Date or earlier termination of this Agreement, the Company Manager shall cause the Company to not modify or change the zoning classifications of the Real Property without the Operating Partnership’s consent, which consent shall not be unreasonably withheld or delayed.

Section 5.3. Survival of the Company Manager’s Representations and Warranties. The Company Manager agrees to indemnify, defend and hold the Operating Partnership harmless against all losses, damages, suits, actions obligations, expenses, reasonable attorneys fees, costs claims or liabilities (collectively, the “Claims”) arising out of a breach of any representation, warranty or covenant of the Company Manager contained in Section 5.1(b) of this Agreement and first discovered by or disclosed to the Operating Partnership following the Closing. The Operating Partnership’s sole remedies with respect to the breach of any representation, warranty or covenant contained in this Agreement discovered by or disclosed to the Operating Partnership prior to Closing shall be those specified in Section 6.1. The Company Manager’s indemnity obligation relating to a breach of any representation, warranty, or covenant under this Agreement shall survive for a period of twelve (12) months from the Closing Date (the “Indemnification Period”); provided, however, that in no event shall the Company Manager be liable for any claim or claims made by the Operating Partnership for a breach of any representation, warranty, or covenant under this Agreement unless the aggregate thereof is equal to or greater than $25,000.00. In no event shall the Company Manager be liable for any consequential damages incurred or suffered by the Operating Partnership and in no event shall the Company Manager be liable for aggregate amounts in excess of the consideration provided to the Company Manager pursuant to this Agreement (valued, in the case of Partnership Units, at the value assigned to such Partnership Units as of the Closing).

Section 5.4. Changed Circumstances. The Company Manager shall have the right to revise the Disclosure Schedule from time to time prior to the Closing Date to reflect any changes that occur after the Effective Date (collectively, “Changed Circumstances”) by delivering a revised Disclosure Schedule to the Operating Partnership at any time prior to Closing; provided, that the Company Manager shall not have the right to revise the Disclosure Schedule to reflect or incorporate any Changed Circumstances which the Company Manager causes by willfully and intentionally breaching its representations, warranties or covenants under this Agreement. The Operating Partnership shall have the right to review the revised Disclosure Schedule for a period of seven (7) business days after its receipt thereof (and of such additional reasonable information which is necessary to evaluate the matters added to Disclosure Schedule, provided that the Operating Partnership has requested such additional information no later than five (5) business days after its receipt of the revised Disclosure Schedule). If the Company Manager delivers a revised Disclosure Schedule on a day that is less than seven (7) business days prior to the Closing Date, the Closing Date shall be extended for an additional number of days sufficient to allow the Operating Partnership to utilize the full seven (7) business day-period allotted above. If both (i) prior to the expiration of such seven (7) business day period, the Operating Partnership delivers notice (“Changed Circumstance Objection Notice”) to the Company Manager that the Operating Partnership objects to the Changed Circumstance(s) set forth in the revised Disclosure Schedule, and (ii) such Changed Circumstance(s) would result in a material adverse effect on the Operating Partnership’s proposed use and operation of the Property, as determined in the Operating Partnership’s reasonable discretion, then the Operating Partnership shall, as its sole and exclusive remedy, have the right to terminate this Agreement, in which event this Agreement shall terminate and no party hereto shall thereafter have any further rights against, or obligations or liabilities to, the other by reason of this Agreement. In the event that the Operating Partnership fails for any reason to deliver a Changed Circumstance Objection Notice within such seven (7) business day period, or such Changed Circumstance(s) do not result in a material adverse effect on the Operating Partnership’s proposed use and operation of the Property, as determined in the Operating Partnership’s reasonable discretion, then the Operating Partnership shall conclusively be deemed to have accepted such Changed Circumstance(s), such Changed Circumstance shall be deemed to constitute part of the Disclosure Schedule, and Schedule 6 attached hereto shall be deemed to have been revised to include and incorporate such Changed Circumstance(s) and no breach of representation, warranty or covenant shall thereafter be made with respect to the Changed Circumstance so disclosed.

Section 5.5. Representations, Warranties and Covenants of the Operating Partnership. The Operating Partnership hereby makes the following representations and warranties to Contributor and the Company Manager as of the Effective Date and as of the Closing Date:

(a) Organization and Authority of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing under the laws of the Commonwealth of Virginia. The Operating Partnership has the full right and authority to enter into this Agreement, to acquire all of the Membership Interests and to consummate or cause to be consummated the transaction contemplated by this Agreement. This Agreement and all Related Documents executed by the Operating Partnership at the Closing will be duly authorized, executed, and delivered by the Operating Partnership and do not violate any provisions of any agreement to which the Operating Partnership is a party or to which it is subject.

(b) Agreement Binding. This Agreement and the Related Documents constitute legal, valid and binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c) Pending Actions. To the Operating Partnership’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against the Operating Partnership which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

Section 5.6. Survival of the Operating Partnership’s Representations, Warranties and Covenants. The representations, warranties and covenants of the Operating Partnership set forth in Section 5.5 shall survive any Closing hereunder.

Section 5.7. Assumption of Existing Indebtedness. Commencing on the Effective Date, the Operating Partnership and Contributor shall work actively and in good faith with the Lender to ensure that the Lender will consent to the transfer of the Membership Interests to the Operating Partnership and will release the Guarantor from liability under his guaranty. The Operating Partnership shall be responsible for the payment of all fees (including attorney’s fees of the Lender’s counsel) which may be imposed by the Lender as a condition of approving the transfer of the Membership Interests (the “Lender’s Fees”).

ARTICLE 6

DEFAULT

Section 6.1. Default by the Operating Partnership. In the event of any default by the Operating Partnership under this Agreement that is not cured within five (5) days after the Operating Partnership’s receipt of notice thereof (but in no event later than the Closing Date), the Company Manager shall be entitled, as its and the Seller’s sole and exclusive remedy, to terminate this Agreement and receive the reimbursement from the Operating Partnership for all of the Seller’s and the Company Manager’s documented out-of-pocket expenses incurred by Contributor in connection with this Agreement and its contribution of the Property not to exceed, in the aggregate, the sum of $75,000.00, which receipt shall operate to terminate this Agreement and release the Operating Partnership from any and all liability hereunder except for the indemnification obligations set forth in Section 3.4 hereof and any unpaid Lender’s Fees.

Section 6.2. Default by Contributor or Company Manager. In the event of any default by the Contributor or Company Manager under this Agreement that is not cured within five (5)

days after the Company Manager’s receipt of notice thereof (but in no event later than the Closing Date), the Operating Partnership shall be entitled, as its sole and exclusive remedy, to either (i) receive the reimbursement from the Company for all of the Operating Partnership’s documented out-of-pocket expenses incurred by the Operating Partnership in connection with this Agreement and its purchase of the Property (including without limitation, Lender’s Fees) not to exceed, in the aggregate, the sum of $75,000.00, which receipt shall operate to terminate this Agreement and release the Company, Contributor and the Company Manager from any and all liability hereunder, or (ii) enforce specific performance.

ARTICLE 7

RISK OF LOSS

Section 7.1. Casualty.

(a) Subject to the provisions of this Section 7.1, the Company shall bear the risk of any damage to the Property between the Effective Date and the Closing Date. From the Effective Date to the Closing Date, the Company Manager shall cause the Company to keep and maintain all insurance policies necessary for the operation of the Property. If the Property is damaged by fire, storm, flood, or any other casualty between the Effective Date and Closing Date, the Company Manager and the Operating Partnership shall obtain an estimate of the cost of repairing the damage from an established contractor selected by the Company Manager and reasonably approved by the Operating Partnership.

(b) If the estimated cost to repair such damage is less than $250,000, then the Closing shall be held in accordance with the terms of this Agreement. The Company Valuation shall be reduced by the amount of any insurance policy deductible applicable to the damage. If the estimated cost to repair such damage is equal to or more than $250,000, then either the Operating Partnership or the Company Manager may elect to terminate this Agreement upon written notice to the other given within five (5) business days after receipt of notice of the estimated cost of repair. If this Agreement is terminated by the Operating Partnership or the Company Manager within such five (5) business day period, neither the Company Manager nor the Operating Partnership shall have any further rights, claims or obligations against one another arising out of this Agreement except those arising pursuant to Section 3.4. If this Agreement is not so terminated, then the Closing shall be held in accordance with the terms of this Agreement and the Company Valuation shall be reduced by the amount of any insurance policy deductible applicable to the damage.

(c) All repairs to be performed by the Company pursuant to this Section 7.1 shall be done in a good and workmanlike manner consistent with the original construction of the Property.

Section 7.2 Condemnation.

(a) If prior to the Closing any part of the Property is condemned or taken pursuant to any governmental or other power of eminent domain, or if written notice of taking or condemnation is issued with respect to any portion of the Property, or if proceedings are instituted or threatened in writing to be instituted by any governmental or other authority having the power of eminent domain with respect to any portion of the Property (any such event, a “Taking”), the Company Manager shall immediately notify the Operating Partnership as soon as the Company Manager receives written notice of any such Taking. If the Taking is of all of the Real Property, or of a portion of the Real Property which would materially and adversely affect the Property or the use or value thereof or access thereto, then either the Company Manager or the Operating Partnership shall have the right, to be exercised within five (5) business days after receiving such notification, to terminate this Agreement effective upon written notice to the other party.

(b) If this Agreement is terminated within such five (5) business day period, none of the Company Manager, Contributor nor the Operating Partnership shall have any further rights, claims or obligations against one another arising out of this Agreement.

(c) If neither the Company Manager nor the Operating Partnership has right to terminate or, if they have such right, they do not elect to terminate within the five (5) business day period, then the Operating Partnership shall accept the Property net of the portion taken by the Taking. In such event, if the condemnation award in respect of the Taking is paid to the Company prior to the Closing, the Company Valuation shall be reduced by an amount equal to the proceeds of the award received by, or on behalf of, the Company net of any legal fees or other costs reasonably incurred by the Company in order to obtain the award. If the award has not been paid to the Company as of the Closing Date, then there shall be no adjustment in the Company Valuation.

ARTICLE 8

COMMISSIONS

Section 8.1. Brokerage Commissions. With respect to the transaction contemplated by this Agreement, the Company Manager, Contributor and the Operating Partnership each represent to the other that they have not engaged a broker, licensed or otherwise, in connection with this transaction. Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finders fees related to the sale of the Membership Interests by Contributor to the Operating Partnership, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this Section 8.1 shall survive the Closing or any termination of this Agreement.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Assignment. Subject to the provisions of this Section 9.1, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. The Operating Partnership may not assign its rights under this Agreement without first obtaining the Company Manager’s written approval, which approval may not be unreasonably withheld, conditioned or delayed if such transfer is to a wholly-owned affiliate entity; provided, however, the Operating Partnership shall have the right to assign this Agreement to a subsidiary of the Operating Partnership without the prior written consent of the Company Manager. An assignment by the Operating Partnership of its rights under this Agreement shall not relieve the Operating Partnership of any liability hereunder.

Section 9.2 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, or (c) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission (if such is received by 5:00 p.m. local time of the recipient) provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), or (b) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Contributor:	If to the Operating Partnership:

Management, LLC	Wheeler Real Estate Investment Trust, LP
Riversedge North	Riversedge North
2529 Virginia Beach Blvd., Suite 200	2529 Virginia Beach Blvd., Suite 200
Virginia Beach, Virginia 23452	Virginia Beach, Virginia 23452
Tel: 757-627-9088	Tel: 757-627-9088
Fax: 757-627-9081	Fax: 757-627-9081

Section 9.3. Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

Section 9.4. Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

Section 9.5 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement.

Section 9.6. Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 9.7. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

Section 9.8. Applicable Law. This Agreement and the Related Documents shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia without regard to conflicts of law principles. The parties hereto agree that the provisions of this Section 9.8 shall survive the Closing or any termination of this Agreement.

Section 9.9. No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered on the Closing Date are and will be for the benefit of the Company, Company Manager, Contributor and the Operating Partnership only and, subject to the provisions of Section 9.1, are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered on the Closing Date.

Section 9.10. Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

Section 9.11. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that any normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

Section 9.12. Disclosure of Information. Contributor acknowledges that the general partner of the Operating Partnership is, or intends to be prior to Closing, a publicly traded real estate investment trust. Contributor acknowledges that the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) may require the Operating Partnership to disclose certain basic information concerning this Agreement and the transactions contemplated herein in documents to be filed with the SEC. The parties agree that the Operating Partnership shall be permitted to make such disclosures and that such disclosures shall not constitute a breach or a violation of any confidentiality or non-disclosure agreement executed by the parties prior to the Effective Date. Such confidentiality or non-disclosure agreement, if any, shall be amended and modified to the extent provided in this Section.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

BUYER:

WHEELER REAL ESTATE
INVESTMENT TRUST, L.P.
a Virginia limited partnership

		By:	Wheeler Real Estate Investment
Trust, Inc., a Maryland corporation,
its General Partner

By:
Jon S. Wheeler, President

COMPANY:			COMPANY MANAGER:

, LLC			, LLC

By:	, LLC	By:
	Its Manager[Managing Member]		Name:
Title:

By:
Name:
Title:

LIST OF EXHIBITS/SCHEDULES

EXHIBITS

EXHIBIT A	—	Legal Description of the Property
EXHIBIT B	—	Due Diligence Documents
EXHIBIT C	—	Consent and Election
EXHIBIT D		Membership Interest Transfer Power
EXHIBIT E		Subscription Agreement
EXHIBIT F	—	List of Loan Documents

SCHEDULES

Schedule 1		Disclosure Schedule

EXHIBIT A

Legal Description of the Property

A-1

EXHIBIT B

Due Diligence Documents

[To be inserted]

Estoppel Certificates from                     ,                     , and                     .

B-2

EXHIBIT C

Consent and Election

[To be Inserted]

C-1

EXHIBIT D

Form of Membership Interest Transfer Power

MEMBERSHIP INTEREST TRANSFER POWER

For Value Received, the undersigned hereby sells, assigns and transfers unto Wheeler Real Estate Investment Trust, L.P., a Virginia limited partnership, all of the undersigned’s Membership Interest in                    , LLC, a Virginia limited liability company (“the Company”), standing in the name of the undersigned on the books of said Company and constituting 100% of the Membership Interests in the Company held by the undersigned, and does hereby irrevocably constitute and appoint Jon S. Wheeler to transfer said Membership Interest on the books of the within named Company with full power of substitution in the premises.

Dated as of:

By:

D-2

EXHIBIT E

Subscription Agreement

[To be inserted]

E-1

EXHIBIT F

List of Loan Documents

Note: All documents except for items 1 and 2 are dated

F-1

SCHEDULE 1

Disclosure Schedule

S-1